UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBALINK, LTD.

(Exact Name of Registrant As Specified In Its Charter)

               Nevada

7389

06-1812762

(State or other jurisdiction

(Primary Standard Industrial

(I.R.S. Employer

of incorporation or organization)

Classification Code Number)

Identification Number)

365 Boundary Road

Vancouver, BC V5K 4S1

(604) 828-8822

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices

Ms. Andrea Yuan

365 Boundary Road

Vancouver, BC V5K 4S1

(604) 828-8822

Email: andrea@blackdragonfinancial.com

(Name, address and telephone number of agent for service)

with copies to:

J.M. Walker & Associates

Attorneys At Law

7841 South Garfield Way

Centennial, CO 80122

Approximate date of commencement of proposed sale to the public:   Not Applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

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DEREGISTRATION OF SECURITIES

The registrant is filing this Post-Effective Amendment No. 2 to Form S-1 to amend its registration statement (Registration No. 333-211360), initially filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2016 and declared effective on July 28, 2016 (the “Registration Statement”), to deregister all securities registered pursuant to the Registration Statement and not otherwise sold as of the date this post-effective amendment is filed.

In compliance with the registrant’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, the registrant is removing any securities remaining unsold from registration by means of this post-effective amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Beijing, People’s Republic of China and Vancouver, British Columbia, Canada on December 20, 2016.

Globalink, Ltd.

By:       /s/Hin Kwok Sheung

Name:  Hin Kwok Sheung

Title:    Chief Executive Officer, President and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature

Title

Date

/s/ Hin Kwok Sheung

Hin Kwok Sheung

Chief Executive Officer, President

December 20, 2016

 And Director

/s/ Ke Feng (Andrea) Yuan

Ke Feng Yuan

Chief Financial Officer and Director

December 20, 2016

/s/ Robin Young

Robin Young

Director, Secretary

December 20, 2016

/s/ Jia Charles Yao

Jia Charles Yao

Director

December 20, 2016

/s/ Yan Zhuang

Yan Zhuang

Director, General Manager of

December 20, 2016

Chinese subsidiaries